Exhibit 10.2


                                BEHRINGER HARVARD
                           TIC MANAGEMENT SERVICES LP,

                           ON BEHALF OF THE OWNERS OF
                                  TRAVIS TOWER
                                  ("LANDLORD")


                     BEHRINGER HARVARD EXCHANGE CONCEPTS LP
                                   ("TENANT")


                                   1301 TRAVIS
                                 HOUSTON, TEXAS

                                  OFFICE LEASE

                                TABLE OF CONTENTS

1.   BASIC LEASE PROVISIONS....................................................1

2.   PROJECT...................................................................2

3.   TERM......................................................................3

4.   RENT......................................................................4

5.   USE & OCCUPANCY...........................................................6

6.   SERVICES & UTILITIES......................................................7

7.   REPAIRS...................................................................9

8.   ALTERATIONS...............................................................9

9.   INSURANCE................................................................11

10.  DAMAGE OR DESTRUCTION....................................................11

11.  INDEMNITY................................................................12

12.  CONDEMNATION.............................................................13

13.  TENANT TRANSFERS.........................................................13

14.  LANDLORD TRANSFERS.......................................................14

15.  DEFAULT AND REMEDIES.....................................................15

16.  SECURITY DEPOSIT.........................................................19

17.  MISCELLANEOUS............................................................19


                                       i
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                                      LEASE

        Landlord and Tenant enter into this Lease ("Lease") as of the Execution Date on the following terms, covenants, conditions and provisions:

1.      BASIC LEASE PROVISIONS

        1.1 BASIC LEASE DEFINITIONS. In this Lease, the following defined terms have the meanings indicated.


        (a)     Execution Date:     November ____, 2005.

        (b)     Landlord:           BEHRINGER HARVARD TIC MANAGEMENT SERVICES
                                    LP, ON BEHALF OF THE OWNERS OF TRAVIS TOWER

        (c)     Tenant:             BEHRINGER HARVARD EXCHANGE CONCEPTS LP, a
                                    Texas limited partnership

        (d)     Building:           1301 Travis
                                    Houston, Texas
                                    deemed to contain: 508,656 rentable square feet ("RSF")

        (e)     Premises:           As described on Exhibit A attached hereto

        (f)     Use:                Any lawful use

        (g)     Scheduled Term:     36 months, subject to earlier termination as
                                    provided in this Lease.

        (h)     Scheduled
                Commencement Date:  January 1, 2006.

        (i)     Base Rent:          The following amounts payable in accordance
                                    with Article 4:

                ----------------------------------------------------------------------------------------------------------
                          MONTHS              ANNUAL RATE PER RSF         ANNUAL BASE RENT         MONTHLY BASE RENT
                ----------------------------------------------------------------------------------------------------------
                          1 - 36                    $16.36                  $500,000.04                $41,666.67
                ----------------------------------------------------------------------------------------------------------

        (j)     Tenant's Share:     Zero percent (0%).

        (k)     Base Year:          The calendar year 2006.

        (l)     Security Deposit:   None.

        (m)     Notice Address:     For each party, the following address(es):

                ----------------------------------------------------------------------------------------------------------
                                     TO LANDLORD                                          TO TENANT
                ----------------------------------------------------------------------------------------------------------

                15601 Dallas Parkway, Suite 600                         15601 Dallas Parkway, Suite 600
                Dallas, Texas 75001                                     Dallas, Texas  75001
                Attn:  Kmeal Winters                                    Attn: Terry Kennon
                Facsimile: (214) 655-1610                               Facsimile: (214) 655-1610

                and a copy of notices of default to:

                Property Manager
                1301 Travis, Suite 1260
                Houston, Texas  77002
                Facsimile: (713) 651-1214
                ----------------------------------------------------------------------------------------------------------

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        (n)     Billing Address:    For each party, the following address:

                ----------------------------------------------------------------------------------------------------------
                For Landlord                                         For Tenant
                ----------------------------------------------------------------------------------------------------------

                c/o Bank One                                         15601 Dallas Parkway, Suite 600
                P.O. Box 974238                                      Dallas, Texas 75001
                Dallas, Texas 75397-2438                             Attn: Terry Kennon
                ----------------------------------------------------------------------------------------------------------

        (o)     Brokers:            None.

        (p)     Parking Allotment:  None.

        (q)     Liability Limit:    $1,000,000.00 for any one accident or
                                    occurrence.

        (r)     Construction
                Allowance:          None

        (s)     Business Hours:     From 7:00 a.m. to 7: 00 p.m. on Monday
                                    through Friday and from 7:00 a.m. to 12:00 noon on Saturday, excepting: New Year's Day,
                                    Memorial Day, Independence Day, Labor Day,
                                    Thanksgiving Day and the Friday following, Christmas Day, and any other holiday recognized and taken by tenants cumulatively occupying at least one-half of the Net
                                    Rentable Area of office space of the
                                    Building ("Holidays").

2.      PROJECT

        2.1 PROJECT. The Land, Building, Common Areas and Premises (as defined in ss.1 and below) are collectively referred to as the "Project."

        2.2 LAND. "Land" means the real property on which the Project, Building and Common Areas are located, and all other leaseholds, easements or other interests owned by Landlord in connection with the Project, Building or Common Areas., whether Landlord's interest in the Land is in fee or is a leasehold. The Land is subject to expansion or reduction after the Execution Date.

        2.3 BASE BUILDING. "Base Building" means Building Structure and Mechanical Systems, collectively, defined as follows:

        (a) BUILDING STRUCTURE. "Building Structure" means the foundations, floor/ceiling slabs, roofs, exterior walls, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevators, Building mechanical, electrical and telephone closets, Common Areas, public areas, and any other structural components in the Building. The Building Structure excludes the Leasehold Improvements (and similar improvements to other premises) and the Mechanical Systems.

        (b) MECHANICAL SYSTEMS. "Mechanical Systems" means the mechanical, electronic, physical or informational systems generally serving the Building or Common Areas, including the sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, security, drainage, sewage, waste disposal, vertical transportation, fire/life safety systems.

        2.4 COMMON AREAS. Tenant will have a non-exclusive right to use the Common Areas subject to the terms of this Lease. "Common Areas" means those interior and exterior common and public areas on the Land and in the Building (and appurtenant easements) designated by Landlord for the non-exclusive use by Tenant in common with Landlord, other tenants and occupants, and their employees, agents and invitees, including any parking facilities serving the Building that are owned or leased by Landlord.

        2.5 PREMISES. Landlord leases to Tenant the Premises subject to the terms of this Lease. Except as provided elsewhere in this Lease, by taking possession of the Premises Tenant accepts the Premises in its "as is" condition and with all faults, and the Premises is deemed in good order, condition, and repair. The Premises includes the Leasehold Improvements and excludes certain areas, facilities and systems, as follows:

        (a) LEASEHOLD IMPROVEMENTS. "Leasehold Improvements" means all non-structural improvements in the Premises or exclusively serving the Premises, and any structural improvements to the Building made to accommodate Tenant's particular use of the Premises. The Leasehold Improvements may exist in the Premises as of the Execution Date, or be installed by Landlord or Tenant under this

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

                Lease at the cost of either party. The Leasehold Improvements include: (1) interior walls and partitions (including those surrounding structural columns entirely or partly within the Premises); (2) the interior one-half of walls that separate the Premises from adjacent areas designated for leasing; (3) the interior drywall on exterior structural walls, and walls that separate the Premises from the Common Areas (defined below); (4) stairways and stairwells connecting parts of the Premises on different floors, except those required for emergency exiting;
                (5) the frames, casements, doors, windows and openings installed in or on the improvements described in (1-4), or that provide entry/exit to/from the Premises; (6) all hardware, fixtures, cabinetry, railings, paneling, woodwork and finishes in the Premises or that are installed in or on the improvements described in (1-5); (7) if any part of the Premises is on the ground floor, the ground floor exterior windows (including mullions, frames and glass); (8) integrated ceiling systems (including grid, panels and lighting); (9) carpeting and other floor finishes; (10) kitchen, rest room, lavatory or other similar facilities that exclusively serve the Premises (including plumbing fixtures, toilets, sinks and built-in appliances); and (11) the sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, security, drainage, sewage, waste disposal, vertical transportation, fire/life safety, and other mechanical, electronic, physical or informational systems that exclusively serve the Premises, including the parts of each system that are connected to the Mechanical Systems (defined below) from the common point of distribution for each system to and throughout the Premises.

        (b) EXCLUSIONS FROM THE PREMISES. The Premises does not include: (1) any areas above the finished ceiling or integrated ceiling systems, or below the finished floor coverings that are not part of the Leasehold Improvements, (2) janitor's closets, (3) stairways and stairwells to be used for emergency exiting or as Common Areas, (4) rooms for Mechanical Systems or connection of telecommunications equipment, (5) vertical transportation shafts, (6) vertical or horizontal shafts, risers, chases, flues or ducts, and (7) any easements or rights to natural light, air or view.

        2.6 BUILDING STANDARD. "Building Standard" means the minimum or exclusive type, brand, quality or quantity of materials Landlord designates for use in the Building from time to time.

        2.7 TENANT'S PERSONAL PROPERTY. "Tenant's Personal Property" means those trade fixtures, furnishings, equipment, work product, inventory, stock-in-trade and other personal property of Tenant that are not permanently affixed to the Project in a way that they become a part of the Project and will not, if removed, impair the value of the Leasehold Improvements that Tenant is required to deliver to Landlord at the end of the Term under ss.3.3.

3.      TERM

        3.1 TERM. "Term" means the period that begins on the Commencement Date and ends on December 31, 2008 (the "Expiration Date"), subject to earlier termination as may be further provided in this Lease. "Month" means a full calendar month of the Term.

        3.2 HOLDOVER. If Tenant keeps possession of the Premises after the end of the Term (a "Holdover") without Landlord's prior written consent (which may be withheld in its sole discretion), then in addition to the remedies available elsewhere under this Lease or by Law, Tenant will be a tenant at sufferance and must comply with all of Tenant's obligations under this Lease, except that during the Holdover Tenant will pay 150% of the monthly Rent last payable under this Lease, without prorating for any partial month of Holdover. Tenant shall indemnify and defend Landlord from and against all claims and damages, both consequential and direct, that Landlord suffers due to Tenant's failure to return possession of the Premises to Landlord at the end of the Term. Landlord's deposit of Tenant's Holdover payment will not constitute Landlord's consent to a Holdover, or create or renew any tenancy.

        3.3 CONDITION ON EXPIRATION. By the end of the Term, Tenant will return possession of the Premises to Landlord vacant, free of Tenant's Personal Property, in broom-clean condition, and with all Leasehold Improvements in good working order and repair (excepting ordinary wear and tear), except that Tenant will remove Tenant's Wiring and those Leasehold Improvements and Alterations that, when approved by Landlord, were required to be removed at the end of the Term. If Tenant fails to return possession of the Premises to Landlord in this condition, Tenant shall reimburse Landlord for the costs incurred to put the Premises in the condition required

                                       3
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under this ss.3.3, including Landlord's standard administration fee. Tenant's
Personal Property left behind in the Premises after the end of the Term will be considered abandoned and Landlord may move, store, retain or dispose of these items at Tenant's cost, including Landlord's standard administration fee.

4.      RENT

        4.1 BASE RENT. During the Term, Tenant shall pay all Base Rent in advance, in monthly installments, on the 1st of each calendar month. Base Rent for any partial month will be prorated.

        4.2 ADDITIONAL RENT. Tenant's obligation, if any, to pay Taxes and Expenses under this ss.4.2 is referred to in this Lease as "Additional Rent."

        (a) TAXES. For each calendar year after the Base Year (each, a "Comparison Year"), Tenant shall pay as in the manner described below the Tenant's Share of the amount that Taxes for the Comparison Year exceed Taxes for the Base Year. "Taxes" means the total costs incurred by Landlord for: (1) real and personal property taxes and assessments (including ad valorem and special assessments) levied on the Project and Landlord's personal property used in connection with the Project; (2) taxes on rents or other income derived from the Building; (3) capital and place-of-business taxes; (4) taxes, assessments or fees in lieu of the taxes described in (1-3); and (5) the reasonable costs incurred to reduce the taxes described in (1-4). Taxes excludes net income taxes and taxes paid under ss.4.3.

        (b) EXPENSES. For each Comparison Year, Tenant shall pay in the manner described below the Tenant's Share of the amount that Expenses for the Comparison Year exceed Expenses for the Base Year. "Expenses" means the total costs incurred by Landlord to operate, manage, administer, equip, secure, protect, repair, replace, refurbish, clean, maintain, decorate and inspect the Project, including a market fee to manage the Project of not less than three percent (3%) of the gross revenue of the Project. Expenses that vary with occupancy will be calculated as if the Building is 100% occupied and operating and all such services are provided to all tenants.

                (1)     Expenses include:

                        (A)     Standard Services provided under ss.6.1;

                        (B)     Repairs and maintenance performed under ss.7.2;

                        (C) Insurance maintained under ss.11.1 (including deductibles paid);

                        (D) Wages, salaries and benefits of personnel to the extent they render services to the Project;

                        (E) Costs of operating the Project management office (including reasonable rent);

                        (F) Amortization installments of costs required to be capitalized and incurred to:

                                (i) Comply with laws ("Government Mandated Expenses");

                                (ii)    Reduce other Expenses or the rate of
                                        increase in other Expenses ("Cost-Saving
                                        Expenses"); or

                                (iii) Improve or maintain the safety, health or access of Project occupants, and otherwise maintain the quality, appearance, or integrity of the Project ("Well-Being Expenses").

                (2)     Expenses exclude:

                        (A)     Taxes;

                        (B) Mortgage payments (principal and interest), and ground lease rent;

                        (C) Commissions, advertising costs, attorney's fees and costs of improvements in connection with leasing space in the Building;

                        (D) Costs reimbursed by insurance proceeds or tenants of the Building (other than as Additional Rent);

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

                        (E)     Depreciation;

                        (F)     Except for the costs identified in
                                ss.4.2(b)(1)(F), costs required to be
                                capitalized according to sound real estate accounting and management principles, consistently applied;

                        (G) Collection costs and legal fees paid in disputes with tenants;

                        (H) Costs to maintain and operate the entity that is Landlord (as opposed to operation and maintenance of the Project); and

                        (I) In the Base Year, only, installments of costs amortized under subsection (c) of this ss.4.2; and

                        (J)     Costs of operating the parking facilities.

        (c)     AMORTIZATION AND ACCOUNTING PRINCIPLES.

                (1) Each item of Government Mandated Expenses and Well-Being Expenses will be fully amortized in equal annual installments, with interest on the principal balance at Amortization Rate, over the number of years, not to exceed 10, that Landlord projects the item of Expenses will be productive for its intended use, without replacement, but properly repaired and maintained.

                (2) Each item of Cost-Saving Expenses will be fully amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over the number of years that Landlord reasonably estimates for the present value of the projected savings in Expenses (discounted at the Amortization Rate) to equal the cost.

                (3) Any item of Expenses of significant cost that is not required to be capitalized but is unexpected or does not typically recur may, in Landlord's discretion, be amortized in equal annual installments, with interest on the principal balance at the Amortization Rate, over a number of years determined by Landlord.

                (4) "Amortization Rate" means the prime rate of Citibank, N.A. (or a comparable financial institution selected by Landlord), plus 3%.

                (5) Landlord will otherwise use sound real estate accounting and management principles, consistently applied, to determine Additional Rent.

        (d) ESTIMATES. Landlord will reasonably estimate Additional Rent each calendar year that Additional Rent may be payable. Tenant will pay the estimated Additional Rent in advance, in monthly installments, on the first day of each month, until the estimate is revised by Landlord. Landlord may reasonably revise its estimate during a calendar year and the monthly installments after the revision will paid based on the revised estimate. The aggregate estimates of Additional Rent paid by Tenant in a calendar year is the "Estimated Additional Rent."

        (e) SETTLEMENT. As soon as practical after the end of each calendar year that Additional Rent is payable, Landlord will give Tenant a statement of the actual Additional Rent for the calendar year. The statement of Additional Rent is conclusive, binds Tenant, and Tenant waives all rights to contest the statement, except for items of Additional Rent to which Tenant objects by notice to Landlord given within 90 days after receipt of Landlord's statement; however, Tenant's objection will not relieve Tenant from its obligation to pay Additional Rent pending resolution of any objection. If the Additional Rent exceeds the Estimated Additional Rent for the calendar year, then Tenant shall pay the underpayment to Landlord in a lump sum as Rent within 30 days after receipt of Landlord's statement of Additional Rent. If the Estimated Additional Rent exceeds the Additional Rent for the calendar year, then Landlord shall credit the overpayment against Rent next due. However, if the Term ends during a calendar year, then Landlord may, in Landlord's sole discretion, elect either of the following: (1) to forego the settlement of Additional Rent for the calendar year that is otherwise required and accept the Estimated Additional Rent payable in the calendar year in satisfaction of Tenant's obligations to pay Additional Rent for the final

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                calendar year, or (2) to have Landlord's and Tenant's
                obligations under this ss.4.2(e) survive the end of the Term.

        4.3 OTHER TAXES. Upon demand, Tenant will reimburse Landlord for taxes paid by Landlord on (a) Tenant's Personal Property, (b) Rent, (c) Tenant's occupancy of the Premises, or (d) this Lease. If Tenant cannot lawfully reimburse Landlord for these taxes, then the Base Rent will be increased to yield to Landlord the same amount after these taxes were imposed as Landlord would have received before these taxes were imposed.

        4.4 TERMS OF PAYMENT. "Rent" means all amounts payable by Tenant under this Lease. If a time for payment of an item of Rent is not specified in this Lease, then Tenant will pay Rent within 30 days after receipt of Landlord's statement or invoice. Unless otherwise provided in this Lease, Tenant shall pay Rent without notice, demand, deduction, abatement or setoff, in lawful U.S. currency, at Landlord's Billing Address. Landlord will send invoices payable by Tenant to Tenant's Billing Address; however, neither Landlord's failure to send an invoice nor Tenant's failure to receive an invoice for Rent will relieve Tenant of its obligation to timely pay Rent. Each partial payment by Tenant shall be deemed a payment on account; and, no endorsement or statement on any check or any accompanying letter shall constitute an accord and satisfaction, or affect Landlord's right to collect the full amount due. No payment by Tenant to Landlord will be deemed to extend the Term or render any notice, pending suit or judgment ineffective. By notice to the other, each party may change its Billing Address.

        4.5 LATE PAYMENT. If Landlord does not receive all or part of any item of Rent within ten (10) days after same becomes due, then Tenant shall pay Landlord a "Late Charge" of 5% of the overdue amount. Tenant agrees that the Late Charge is not a penalty, and will compensate Landlord for costs not contemplated under this Lease that are impracticable or extremely difficult to fix. Landlord's acceptance of a Late Charge does not waive Tenant's default.

        4.6 WAIVER OF TENANT RIGHTS AND BENEFITS UNDER SECTION 93.012, TEXAS PROPERTY CODE. Landlord and Tenant are knowledgeable and experienced in commercial leasing transactions and agree that the provisions of this Lease for determining all charges and amounts payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. Accordingly, Tenant voluntarily and knowingly waives all rights and benefits of a tenant under
Section 93.012, Texas Property Code, as such section now exists or as may be hereafter amended or succeeded. Nothing contained in this waiver however is intended to limit or impair Tenant's audit rights granted hereunder, or except as otherwise expressly set forth in this Lease to the contrary, any other remedy available to Tenant under the Lease or law or in equity (other than Section 93.012, Texas Property Code). In addition, nothing in this ss.4.7 shall constitute a waiver of Tenant's right to dispute and/or initiate a claim disputing Landlord's calculation or determination of Rent.

5.      USE & OCCUPANCY

        5.1 USE. Tenant shall use and occupy the Premises only for the Use. Landlord does not represent or warrant that the Project is suitable for the conduct of Tenant's particular business.

        5.2     COMPLIANCE WITH LAWS AND DIRECTIVES.

        (a) TENANT'S COMPLIANCE. Subject to the remaining terms of this Lease, Tenant shall comply at Tenant's expense with all directives of Landlord's insurers or laws concerning:

                (1)     The Leasehold Improvements and Alterations,

                (2)     Tenant's use or occupancy of the Premises,

                (3)     Tenant's employer/employee obligations,

                (4)     A condition created by Tenant,

                (5) Tenant's failure to comply with this Lease or its invitees,

                (6) The negligence of Tenant, the Tenant Parties, or Tenant's Affiliates or contractors, or

                (7) Any chemical wastes, contaminants, pollutants or substances that are hazardous, toxic, infectious, flammable or dangerous, or regulated by any local, state or federal statute, rule, regulation or ordinance for the protection of health or the environment ("Hazardous

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

                        Materials") that are introduced to the Project, handled or disposed by Tenant or its Affiliates, or any of their contractors.

        (b) LANDLORD'S COMPLIANCE. Subject to the remaining terms of this Lease, Landlord shall comply at Landlord's cost with all directives of Landlord's insurers or laws concerning the Project other than those that are Tenant's obligation under subsection
                (a). The costs of compliance under this subsection (b) will be included in Expenses to the extent allowed under ss.4.2.

        5.3 OCCUPANCY. Tenant shall not interfere with Building services or other tenants' rights to quietly enjoy their respective premises or the Common Areas. Tenant shall not make or continue any nuisance, including any objectionable odor, noise, fire hazard, vibration, or wireless or electromagnetic transmission. Tenant's will not maintain any Leasehold Improvements or use the Premises in a way that increases the cost of insurance required under ss.9.2, or requires insurance in addition to the coverage required under ss.9.2.

        5.4 PROHIBITED PERSONS AND TRANSACTIONS. Tenant represents and warrants to Landlord that (a) Tenant is currently in compliance with and shall at all times during the Scheduled Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on the OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order No. 13224 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (the "Executive Order")), or other governmental action relating thereto; and (b) Tenant is not, and will not be, a person with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorist Act of 2001 (USA Patriot Act), H.R. 3152, Public Law 107-56 and the Executive Order and regulations promulgated hereunder and including persons and entities named on the OFAC Specially Designated Nations and Blocked Persons List.

6.      SERVICES & UTILITIES

        6.1     STANDARD SERVICES.

        (a)     STANDARD SERVICES DEFINED. "Standard Services" means:

                (1) Heating, ventilation and air-conditioning ("HVAC") during Business Hours as reasonably required to comfortably use and occupy the Premises and interior Common Areas;

                (2) Tempered water from the public utility for use in Common Areas rest rooms;

                (3) Janitorial services to the Premises and interior Common Areas 5 days a week, except Holidays, to the extent reasonably determined by Landlord;

                (4) Access to the Premises (by at least 1 passenger elevator if not on the ground floor);

                (5) Building standard bulbs are provided to Tenant, specialty bulbs will be billed to Tenant;

                (6) Labor to replace fluorescent tubes and ballasts in Building Standard light fixtures in the Premises; and

                (7) Electricity from Landlord's selected provider(s) for lighting in the Common Areas and as follows from convenience outlets in the Premises: Building Standard lighting, Building Standard HVAC and the operation of customary quantities and types of office equipment (excluding data processing), so long as (i) the connected load does not exceed five (5) watts per RSF of the Premise, and (ii) any item of electrical equipment does not (singly) consume more than 500 watts per hour at rated capacity or require a voltage other than one hundred twenty (120) volts single phase.

        (b) STANDARD SERVICES PROVIDED. During the Term, Landlord shall provide the Standard Services to Tenant. The cost of the Standard Services is included in Expenses. Landlord is not responsible for any inability to provide Standard Services due to either: the concentration of personnel or equipment in the Premises; or Tenant's use of equipment in the Premises that is not customary office equipment, has special cooling requirements, or generates heat.

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

        6.2 ADDITIONAL SERVICES. Unless Tenant obtains Landlord's prior written consent, Tenant will not use utilities or services in excess of the Standard Services. If Landlord so consents, Landlord may provide utilities and services in excess of the Standard Services subject to the following however, if Tenant shall fail to pay for such Additional Services, in addition to Landlord's other remedies under the Lease, Landlord may discontinue the Additional
Services:

        (a) HVAC. If Tenant requests HVAC service to the Premises during non-Business Hours, Tenant will give Landlord at least 24 hour notice of same, and Tenant will pay as Rent Landlord's scheduled rate for this service.

        (b) LIGHTING. Landlord will furnish both Building Standard and non-Building Standard lamps, bulbs, ballasts and starters that are part of the Leasehold Improvements for purchase by Tenant at Landlord's cost, plus Landlord's standard administration fee. Landlord will install non-Building Standard items at Landlord's scheduled rate for this service.

        (c) OTHER UTILITIES AND SERVICES. Tenant will pay as Rent the actual cost of utilities or services (other than HVAC and lighting addressed in (a) and (b)) either used by Tenant or provided at Tenant's request in excess of that provided as part of the Standard Services, plus Landlord's standard administration fee. Tenant's excess consumption may be estimated by Landlord unless either Landlord requires or Tenant elects to install Building Standard meters to measure Tenant's consumption.

        (d) ADDITIONAL SYSTEMS AND METERING. Landlord may require Tenant, at Tenant's expense, to upgrade or modify existing Mechanical Systems serving the Premises or the Leasehold Improvements to the extent necessary to meet Tenant's excess requirements (including installation of Building Standard meters to measure the same).

        6.3 ALTERNATE ELECTRICAL BILLING. Landlord may elect at any time during the Term after the Base Year, and continuing for the remainder of the Term, to separately meter Tenant's total consumption of electricity in the Premises, including lighting and convenience outlets. If Landlord so elects, then Landlord shall notify Tenant of such election and in lieu of including consumption of electricity of tenanted premises in Expenses, Tenant shall pay to Landlord as Rent the actual cost of Tenant's electricity consumption to the extent that it exceeds Tenant's Proportional Share of the consumption of electricity of tenanted premises in the Base Year (as reasonably estimated by Landlord if this consumption was not then separately metered), plus Landlord's standard administration fee.

        6.4 TELECOMMUNICATIONS SERVICES. Tenant will contract directly with third party providers and will be solely responsible for paying for all telephone, data transmission, video and other telecommunication services ("Telecommunication Services") subject to the following:

        (a) PROVIDERS. Each Telecommunications Services provider that does not already provide service to the Building shall be subject to Landlord's approval, which Landlord may withhold in Landlord's sole discretion. Without liability to Tenant, the license of any Telecommunications Services provider servicing the Building may be terminated under the terms of the license, or not renewed upon the expiration of the license.

        (b) TENANT'S WIRING. Landlord may, in its sole discretion, designate the location of all wires, cables, fibers, equipment, and connections ("Tenant's Wiring") for Tenant's Telecommunications Services, restrict and control access to telephone cabinets and rooms. Tenant may not use or access the Base Building, Common Areas or roof for Tenant's Wiring without Landlord's prior written consent, which Landlord may withhold in Landlord's sole discretion, or for which Landlord may charge a fee determined by Landlord.

        (c) TENANT SOLE BENEFICIARY. This ss.6.4 is solely for Tenant's benefit, and no one else shall be considered a third party beneficiary of these provisions.

        (d) REMOVAL OF EQUIPMENT. Any and all telecommunications equipment and other facilities for telecommunications transmission (including, without limitation, Tenant's Wiring) installed in the Premises or elsewhere in the Building by or on behalf of Tenant shall be removed prior to the expiration of earlier termination of the Term by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days

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

                prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any or all or Tenant's Wiring and related infrastructure, or selected components thereof, whether located in the Premises or elsewhere in the Building.

        6.5     INTERRUPTION OF SERVICES.

        (a)     Without breaching the Lease, Landlord may:

                (1) Comply with laws or voluntary government or industry guidelines concerning the services to be provided by Landlord or obtained by Tenant under this Article 6;

                (2) Interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this
                        Article 6 as may be reasonably required during an emergency or Force Majeure event; or

                (3) If Landlord gives Tenant reasonable prior notice and uses commercially reasonable efforts not to disturb Tenant's use of the Premises for the Use, interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this Article 6 to repair and maintain the Project under ss.7.2, or make any improvements or changes to the Project.

        (b) ABATEMENT FOR INTERRUPTION OF STANDARD SERVICES. If all or a part of the Premises is untenantable because of an interruption in a utility service that prevents Landlord from providing any of the Standard Services for more than (7) seven consecutive days, then from the 8th consecutive day of interruption until the Standard Services are restored, Landlord shall abate Tenant's Rent, subject to the following:

                (1) Landlord will only abate Rent to the extent the Premises are untenantable and not actually used by Tenant to conduct business;

                (2) Landlord will only abate Rent if the interruption of Standard Services is within Landlord's reasonable control to remedy; and

                (3) Landlord will only abate Rent to the extent the interruption in Rent is covered by insurance Landlord maintains under ss.9.2.

        (c) NO OTHER LIABILITY. Except as provided under (b), Landlord will not be liable in any manner for any interruption in services to be provided by Landlord or obtained by Tenant under this Article 6 (including damage to Tenant's Personal Property, consequential damages, actual or constructive eviction, or abatement of any other item of Rent).

7.      REPAIRS

        7.1 TENANT'S REPAIRS. Except as provided in Articles 10 and 12, during the Term Tenant shall, at Tenant's cost, repair and maintain (and replace, as necessary) the Leasehold Improvements and keep the Premises in good order and condition. Tenant's work under this ss.7.1 (a) is subject to the prior approval and supervision of Landlord, (b) must be performed in compliance with laws and Building rules and regulations, and (c) must be performed in a first-class, lien free and workmanlike manner, using materials not less than Building Standard.

        7.2 LANDLORD'S REPAIRS. Except as provided in Articles 10 and 12, during the Term Landlord shall, at Landlord's cost (but included as Expenses to the extent provided in ss.4.2) repair and maintain (and replace, as necessary) all parts of the Project that are not Tenant's responsibility to repair and maintain under ss.7.1 (or any other tenant's responsibility under their respective lease) and keep the Project in good order and condition according to the standards prevailing for comparable office buildings in the area in which the Building is located. Tenant may not repair or maintain the Project on Landlord's behalf or offset any Rent for any repair or maintenance of the Project that is undertaken by Tenant.

8.      ALTERATIONS

        8.1 ALTERATIONS BY TENANT. "Alterations" means any modifications, additions or improvements to the Premises or Leasehold Improvements made by Tenant during the Term, including modifications to the Base

Building or Common Areas required by law as a condition of performing the this work. Alterations does not include Tenant Improvements made under any Workletter attached to this Lease. Alterations are made at Tenant's sole cost and expense, subject to the following:

        (a) CONSENT REQUIRED. All Alterations require Landlord's prior written consent. If a Design Problem exists, Landlord may withhold its consent in Landlord's sole discretion; otherwise, Landlord will not unreasonably withhold its consent. In either case, Landlord may condition its consent to any item of Alterations on the requirement that Tenant remove this item of Alterations upon termination of this Lease. "Design Problem" means a condition that results, or will result, from Alterations that are proposed, being performed or have been completed that either:

                (1)     Does not comply with laws;

                (2)     Does not meet or exceed the Building Standard;

                (3) Exceeds the capacity, adversely affects, is incompatible with, or impairs Landlord's ability to maintain, operate, alter, modify or improve the Base Building;

                (4) Affects the exterior appearance of the Building or Common Areas;

                (5)     Violates any agreement affecting the Project;

                (6) Costs more to demolish than Building Standard improvements;

                (7) Violates any insurance regulations or standards for a fire-resistive office building; or

                (8) Locates any equipment, Tenant's Wiring or Tenant's Personal Property on the roof of the Building, in Common Areas or in telecommunications or electrical closets.

        (b) PERFORMANCE OF ALTERATIONS. Alterations shall be performed by Tenant in a good and workman-like manner according to plans and specifications approved by Landlord. All Alterations shall comply with law and insurance requirements. Landlord's designated contractors must perform Alterations affecting the Base Building or Mechanical Systems; and, all other work will be performed by qualified contractors that meet Landlord's insurance requirements and are otherwise approved by Landlord. Promptly after completing Alterations, Tenant will deliver to Landlord "as-built" CADD plans, proof of payment, a copy of the recorded notice of completion, and all unconditional lien releases.

        (c) BONDING. If requested by Landlord, before commencing Alterations Tenant shall at Tenant's cost obtain bonds, or deposit with Landlord other security acceptable to Landlord for the payment and completion of the Alterations. These bonds or other security shall be in form and amount acceptable to Landlord.

        (d) ALTERATIONS FEE. Tenant shall pay Landlord as Rent 10% of the total construction costs of the Alterations to cover review of Tenant's plans and construction coordination by its own employees. In addition, Tenant shall reimburse Landlord for the actual cost that Landlord reasonably incurs to have engineers, architects or other professional consultants review Tenant's plans and work in progress, or inspect the completed Alterations.

        8.2 ALTERATIONS BY LANDLORD. Landlord may make any modifications, additions, renovations or improvements to the Project that Landlord deems appropriate, provided Landlord uses commercially reasonable efforts to avoid disrupting Tenant's business.

        8.3 LIENS AND DISPUTES. Tenant will keep title to the Land and Building free of any liens concerning the Leasehold Improvements, Alterations, or Tenant's Personal Property, and will promptly take whatever action is required to have any of these liens released and removed of record (including, as necessary, posting a bond or other deposit). To the extent legally permitted, each contract and subcontract for Alterations will provide that no lien attaches to or may be claimed against the Project other than Tenant's leasehold interest in the Premises.

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

9.      INSURANCE

        9.1     TENANT'S INSURANCE.

        (a) TENANT'S COVERAGE. During the Term, Tenant will provide and keep in force the following coverage:

                (1) Commercial general liability insurance insuring Tenant's use and occupancy of the Premises and Common Areas, and covering personal and bodily injury, death, and damage to others' property of not less than the Liability Limit. Each of these policies shall include cross liability and severability of interests clauses, and be written on an occurrence, and not claims-made, basis. Each of these policies shall name Landlord and any other party reasonably designated by Landlord as an additional insured.

                (2) Insurance required by law, including workers' compensation insurance.

        (b) INSURERS AND TERMS. Each policy required under (a) shall be written with insurance companies licensed to do business in the jurisdiction in which the Building is located, and be on terms that are acceptable to Landlord.

        (c) PROOF OF INSURANCE. Tenant shall provide Landlord with certificates of insurance or other reasonable proof that the coverage required under (a) is in effect. Tenant will provide reasonable proof at least 30 days before any policy expires that the expiring policy will be replaced.

        9.2     LANDLORD'S INSURANCE.

        (a) LANDLORD'S COVERAGE. During the Term, Landlord will provide and keep in force the following coverage:

                (1)     Commercial general liability insurance.

                (2) Property insurance with special form-causes of loss coverage (formerly known as "all risk") covering the full replacement cost of the Project improvements (excepting the Leasehold Improvements to be insured by Tenant). Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Tenant.

                (3) Insurance covering the perils described in (2) for Landlord's loss of rental income or insurable gross profits. Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Tenant.

                (4)     Boiler and machinery insurance.

                (5)     Other insurance that Landlord elects to maintain.

        (b) TERMS. Each of the policies required under (a) will have those limits, deductibles, retentions and other terms that Landlord prudently determines.

10.     DAMAGE OR DESTRUCTION

        10.1 DAMAGE AND REPAIR. If the Leasehold Improvements, Premises or Building is damaged by fire or other casualty, then the parties will proceed as follows:

        (a) LANDLORD'S ESTIMATES. Landlord will assess the damage to the Project (but not the Leasehold Improvements) and notify Tenant of Landlord's reasonable estimate of the time required to substantially complete repairs and restoration of the Project ("Repair Estimate"). Landlord will also estimate the time that the Premises will be untenantable ("Interruption Estimate"). Within 30 days after the later of the casualty, issuance of the Repair Estimate, issuance of the Interruption Estimate, or receipt of any denial of coverage or reservation of rights from Landlord's insurer, each party may terminate the Lease by written notice to the other on the following conditions:

                (1)     Landlord may elect to terminate this Lease if either:

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

                        (A) The damage occurs during the last year of the Term and, or

                        (B)     The Repair Estimate exceeds 180 days, or

                        (C) The repair and restoration is not fully covered by insurance maintained or required to be maintained by Landlord (subject only to those deductibles or retentions Landlord elected to maintain) or Landlord's insurer denies coverage or reserves its rights on coverage or any mortgagee of the Building requires that insurance proceeds be applied to the indebtedness secured by its mortgage.

                (2) Tenant may elect to terminate this Lease if the Interruption Estimate exceeds 180 days.

        (b) If neither party terminates the Lease under (a), then the Lease shall remain in full force and effect and the parties will proceed as follows:

                (1) Landlord will repair and restore the Project (but not Leasehold Improvements) to the condition existing prior to such damage, except for modifications required by law. Landlord will perform such work reasonably promptly, subject to delay for loss adjustment, Tenant Delay and Force Majeure.

                (2) Tenant will repair and restore the Leasehold Improvements reasonably promptly to the condition existing prior to such damage, but not less than then current Building Standards, except for modifications required by law.

                (3) Tenant may not terminate this Lease if the actual time to perform the repairs and restoration exceeds the Repair Estimate, or the actual interruption exceeds the Interruption Estimate.

        10.2 RENT ABATEMENT. If as a result of the damage or destruction under ss.10.1 the Premises are rendered untenantable for more than 5 consecutive days, then Tenant's Base Rent and Additional Rent shall be abated to the extent that the Premises are untenantable, except for any period after completion of Landlord's required repairs and restoration of the Premises and that portion of the Project necessary for Tenant's occupancy of the Premises exceeding 15 days. Tenant's sole remedy will be the abatement of Base Rent and Additional Rent provided under this ss.10.2, and Landlord will not be liable to Tenant for any other amount, including damages to Tenant's Personal Property, consequential damages, actual or constructive eviction, or abatement of any other item of Rent.

11.     INDEMNITY

        11.1 CLAIMS. "Claims" means any and all liabilities, losses, claims, demands, damages or expenses that are suffered or incurred by a party, including attorneys' fees reasonably incurred by that party in the defense or enforcement of the rights of that party.

        11.2    TENANT'S INDEMNITY.

        (a) LANDLORD'S WAIVERS. Landlord waives any Claims against Tenant and its Affiliates for perils insured or required to be insured by Landlord under subsections (2) and (3) of ss.9.2(a), except to the extent caused by the gross negligence or willful misconduct of Tenant or its Affiliates.

        (b) CLAIMS AGAINST LANDLORD. Unless waived by Landlord under (a), Tenant will indemnify and defend Landlord and its Affiliates and hold each of them harmless from and against Claims arising from:

                (1) Any accident or occurrence on or about the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or its Affiliates;

                (2) Tenant's or its Affiliates' negligence or willful misconduct;

                (3)     Tenant's failure to comply with this Lease; or

                (4) Any claim for commission or other compensation by any person other than the Brokers for services rendered to Tenant in procuring this Lease; or

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

        11.3    LANDLORD'S INDEMNITY.

        (a) TENANT'S WAIVERS. Tenant waives any Claims against Landlord and its Affiliates for:

                (1) Peril insured or required to be insured by Tenant under subsections (2), (3) and (8) of ss.9.1(a), and

                (2) Damage caused by any public utility, public work, other tenants or occupants of the Project, or persons other than Landlord.

        (b) CLAIMS AGAINST TENANT. Unless waived by Tenant under (a), Landlord will indemnify and defend Tenant and its Affiliates and hold each of them harmless from and against Claims arising from:

                (1) Landlord's or its Affiliates' negligence or willful misconduct;

                (2)     Landlord's default of this Lease; or

                (3) Any claim for commission or other compensation by any person other than the Brokers for services rendered to Landlord in procuring this Lease.

        11.4    AFFILIATES DEFINED. "Affiliates" means with respect to a party
(a) that party's partners, co-members and joint venturers, (b) each corporation or other entity that is a parent or subsidiary of that party, (c) each corporation or other entity that is controlled by or under common control of a parent of such party, and (d) the directors, officers, employees and agents of that party and each person or entity described in this ss.11.4(a-c).

        11.5 SURVIVAL OF WAIVERS AND INDEMNITIES. Landlord's and Tenant's waivers and indemnities under ss.11.2 and ss.11.3 will survive the expiration or early termination of this Lease.

12.     CONDEMNATION

        12.1 TAKING. "Taking" means acquiring of all or part of the Project for any public or quasi-public use by exercise of a right of eminent domain or under any other law, or any sale in lieu thereof. If a Taking occurs:

        (a) The Lease will terminate as of the date of a Taking if substantially all of the Premises becomes untenantable for substantially all of the remaining Term because of the Taking.

        (b) If the Lease is not terminated under (a), Landlord shall restore or alter the Premises after the Taking to be tenantable, unless Landlord reasonably determines that it will be uneconomical to do so, in which case Landlord may terminate the Lease upon 60 days prior written notice to Tenant.

        (c) If the Lease is not terminated under (a), more than 20% of the Premises is untenantable because of the Taking, Tenant cannot operate Tenant business for the Use in the Premises after such Taking, and Landlord is unable to provide Tenant with comparable premises in the Project, then Tenant may terminate the Lease upon 60 days prior written notice to Landlord.

        (d) If the Lease is not terminated under (a), (b) or (c), the Rent payable by Tenant will be reduced for the term of the Taking based upon the rentable area of the Premises made untenantable by the Taking.

        12.2 AWARDS. Landlord is entitled to the entire award for any claim for a taking of any interest in this Lease or the Project, without deduction or offset for Tenant's estate or interest; however, Tenant may make a claim for relocation expenses and damages to Tenant's Personal Property and business to the extent that Tenant's claim does not reduce Landlord's award.

13.     TENANT TRANSFERS

        13.1 CONSENT NOT REQUIRED. Tenant shall have the right to transfer its interest in this Lease or the Premises without Landlord's prior consent, but with notice to Landlord.

        13.2 REPLACEMENT LEASES. For purposes hereof, (a) the term "Currently Leased Area" means the number of rentable square feet in the Building that are leased as of the date of this Lease (not taking into account this Lease). If Landlord hereafter enters into a lease or any expansion of an existing lease (a "Replacement Lease") that results in the leased area of the Building being in excess of the Currently Existing Leased Area (such excess being herein referred to as the "Newly Leased Area"), then Tenant may at any time thereafter, by written notice to Landlord, delete from the Premises an area (the "Deleted Area") containing the same number of rentable square feet as are contained in the Newly Leased Area, and in such event Tenant shall have no further rights or obligations under this Lease with respect to the Deleted Area and the Rent payable under this Lease shall be reduced accordingly; provided, however, that in the event that a Replacement Lease provides for rent abatement or "free rent" at the beginning of the lease term, the reduction in the Rent payable hereunder shall be offset by the amount of such rent abatement or "free rent". At such time as Replacement Leases demising Newly Leased Area equal to the area of the Premises have been executed, the Term of this Lease shall expire. In the event a Replacement Lease comes into existence in respect of which a termination of this Lease is properly exercised, promptly after the request of Tenant or Landlord, Tenant and Landlord shall enter into a mutually acceptable amendment to this Lease confirming the foregoing.

        13.3 EFFECT OF TRANSFERS. Except as provided in Section 13.2 above, no transfer releases Tenant from any Lease obligation. If Tenant is in Default of this Lease, Landlord may proceed against Tenant without exhausting any remedies against any transferee and may require (by written notice to any transferee) any transferee to pay Transfer rent owed Tenant directly to Landlord (which Landlord will apply against Tenant's Lease obligations). Termination of this Lease for any reason will not result in a merger. Each sublease will be deemed terminated upon termination of this Lease unless Landlord notifies the subtenant in writing of Landlord's election to assume any sublease, in which case the subtenant shall attorn to Landlord under the executory terms of the sublease.

14.     LANDLORD TRANSFERS

        14.1 LANDLORD'S TRANSFER. Landlord's right to transfer any interest in the Project or this Lease is not limited by this Lease. Upon any such transfer, Tenant will attorn to Landlord's transferee and Landlord will be released from liability under this Lease, except for any Lease obligations accruing before the transfer that are not assumed by the transferee.

        14.2 SUBORDINATION. This Lease is, and will at all times be, subject and subordinate to each ground lease, mortgage, deed to secure debt or deed of trust now or later encumbering the Building, including each renewal, modification, supplement, amendment, consolidation or replacement thereof (each, an "Encumbrance"). At Landlord's request, Tenant will, without charge, promptly execute, acknowledge and deliver to Landlord (or, at Landlord's request, the Encumbrance holder) any instrument reasonably necessary to evidence this subordination. Notwithstanding the foregoing, each Encumbrance holder may unilaterally elect to subordinate its Encumbrance to this Lease.

        14.3 ATTORNMENT. Tenant will automatically attorn to any transferee of Landlord's interest in the Project that succeeds Landlord by reason of a termination, foreclosure or enforcement proceeding of an Encumbrance, or by delivery of a deed in lieu of any foreclosure or proceeding (a "Successor Landlord"). In this event, the Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant on all of the terms of this Lease, except that the Successor Landlord shall not be:

        (a) Liable for any obligation of Landlord under this Lease, or be subject to any counterclaim, defense or offset accruing before Successor Landlord succeeds to Landlord's interest;

        (b) Bound by any modification or amendment of this Lease made without Successor Landlord's consent,

        (c)     Bound by any prepayment of more than one month's Rent;

        (d) Obligated to return any Security Deposit not paid over to Successor Landlord, or

        (e) Obligated to perform any improvements to the Premises (or provide an allowance therefor). Upon Successor Landlord's request, Tenant will, without charge, promptly execute, acknowledge and deliver to Successor Landlord any instrument reasonably necessary required to evidence such attornment.

        14.4 ESTOPPEL CERTIFICATE. Within 10 days after receipt of Landlord's written request, Tenant (and each guarantor of the Lease) will execute, acknowledge and deliver to Landlord a certificate upon which Landlord and each existing or prospective Encumbrance holder may rely confirming the following (or any exceptions to the following):

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

        (a)     The Commencement Date and Expiration Date;

        (b) The documents that constitute the Lease, and that the Lease is unmodified and in full force and effect;

        (c)     The date through which Rent has been paid;

        (d)     That neither Landlord nor Tenant is in Default;

        (e) That Landlord has satisfied all Lease obligations to improve the Premises (or provide Tenant an allowance therefor) and Tenant has accepted the Premises;

        (f)     That Tenant solely occupies the Premises; and

        (g) Such other matters concerning this Lease or Tenant's occupancy that Landlord may reasonably require.

15.     DEFAULT AND REMEDIES

        15.1    DEFAULT BY TENANT.

        (a)     Tenant will be in "Default" of this Lease if Tenant either:

                (1) Fails to pay Rent when due, and the failure continues for 3 days after Landlord notifies Tenant of this failure under ss.17.2 (Tenant waiving any other notice that may be required by law);

                (2) Fails to perform a non-monetary Lease obligation of Tenant and the failure continues for 10 days after Landlord notifies Tenant of this failure, but:

                        (A) In an emergency Landlord may require Tenant to perform this obligation in a reasonable time of less than 10 days, or

                        (B) If it will reasonably take more than 10 days to perform this obligation, then Tenant will have a reasonable time not exceeding 30 days to perform this obligation, but only if Tenant commences performing this obligation within 10 days after Landlord notifies Tenant of this failure;

                (3)     Consummates a Transfer that violates Article 13;

                (4) Fails, within 15 days after it occurs, to discharge any attachment or levy on Tenant's interest in this Lease; or

                (5) Fails, within 60 days after it occurs, to have vacated or dismissed any appointment of a receiver or trustee of Tenant's assets (or any Lease guarantor's assets), or any voluntary or involuntary bankruptcy or assignment for the benefit of Tenant's creditors (or any Lease guarantor's creditors).

        15.2    LANDLORD REMEDIES.

        (a) Upon the occurrence of any Default by Tenant, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

                (1) Landlord may re-enter the Premises And attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

                (2) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

                (3) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

                (4) Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

        (b) Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. Tenant acknowledges that the provisions of this subparagraph of this Lease supersede the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD'S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN ANY APPLICABLE STATE STATUTE OR CASE LAW. TENANT KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD'S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION. LANDLORD IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

        (c) If Landlord exercises either of the remedies provided in Sections 15.2(a)(2) or 15.2(a)(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

        (d) If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term. In any such case, Landlord shall make reasonable efforts, in accordance with
                Section 15.2(f) hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and

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

                redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord's reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys' fees and brokers' fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

        (e) If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty
                (1) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (2) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case using the then current discount rate of the Federal Reserve Bank of New York from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (3) any damages in addition thereto, including without limitation reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

        (f) To the extent required by applicable laws, Landlord shall use commercially reasonable efforts to mitigate any damages resulting from a Default by Tenant under this Lease. Landlord's obligation to mitigate damages after a Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant that is a governmental entity or whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with the operation of the Building; and
                (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

        (g) The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to

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

                pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

        (h) In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein.

        (i) All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant.

        (j) For any amounts owed under this Section 15.2, Landlord may recover interest at the lesser of the maximum per annum rate of interest permitted by applicable law or 10% per annum (the "Default Rate") from the date each such amount is due until paid by Tenant.

        15.2    LANDLORD'S DEFAULT AND REMEDIES.

        (a) Landlord will be in "Default" of this Lease if Landlord fails to perform any Lease obligation of Landlord and this failure continues for 20 days after Tenant notifies Landlord of such failure, or such longer period of time as is reasonable if more than 20 days is reasonably required to perform this obligation if performance commences within this 20-day period and is diligently prosecuted to completion.

        (b) If Landlord is in Default, then Tenant may exercise any remedy available under law that is not waived or limited under this Lease, subject to the following:

                (1) Tenant may not terminate this Lease due to any Landlord Default until Tenant notifies each Encumbrance holder and each Encumbrance holder is provided a reasonable opportunity to gain legal possession of the Project and, after gaining possession, cure the Default.

                (2) Landlord's liability under this Lease is limited to Landlord's interest in the Building. Any liability of Landlord to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the Lease or any matter relating to the occupancy or use of the Premises and/or the Building shall be limited to Tenant's actual direct, but not consequential, damages therefore.

                (3) No liability under this Lease is assumed by Landlord's Affiliates.

        15.4 ENFORCEMENT COSTS. If Landlord or Tenant brings any action against the other to enforce or interpret any provision of this Lease (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party will be entitled to recover from the other reasonable costs and attorneys' fees incurred in such action.

        15.5 JURY TRIAL. Landlord and Tenant each waive trial by jury in any action, proceeding or counterclaim brought by either party against the other concerning any matter related to this Lease.

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

        15.6 FORCE MAJEURE. "Force Majeure" means any cause or event beyond both Landlord's and Tenant's reasonable control, including any act of God, government act or restriction, labor disturbance, general shortage of materials or supplies, riot, insurrection, or act of war or terrorism. Force Majeure excuses a party from performing any non-monetary Lease obligation for a commercially reasonable time.

        15.7 RIGHT OF TERMINATION. Notwithstanding anything to the contrary contained in this Lease, if at any time during the term of this Lease an Affiliate of Tenant is not retained to manage the Building, then Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord. In the event of such termination, Tenant shall be released from all obligations under this Lease, including specifically, without limitation, the obligation to pay Rent for the remaining Term.

16.     SECURITY DEPOSIT

        16.1 DEPOSIT. Tenant will deposit the Security Deposit with Landlord on execution of this Lease. Landlord is not required to either segregate the Security Deposit from any other funds or pay any interest on the Security Deposit. The Security Deposit secures Tenant's performance of all Lease obligations. Landlord may apply the Security Deposit against any cost Landlord incurs or damage Landlord suffers because Tenant fails to perform any Lease obligation, including payment of Rent. Upon Landlord's demand, Tenant shall replenish any Security Deposit applied by Landlord.

        16.2 REFUND. If Tenant fully and faithfully performs all of its Lease obligations, then Landlord will refund the Security Deposit (or any balance remaining) to Tenant within 60 days after the expiration or early termination of the Term and Tenant's vacation and surrender of the Premises to Landlord in the condition required by ss.3.3. If Tenant has assigned this Lease, Landlord may return the Security Deposit to either Tenant or the then current assignee. Landlord's transfer of the Security Deposit to any transferee of Landlord's interest in the Building relieves Landlord of its obligations under this section, and Tenant will look solely to Landlord's transferee for return of the Security Deposit.

17.     MISCELLANEOUS

        17.1 RULES AND REGULATIONS. Tenant will comply with the Rules and Regulations attached as Exhibit B. Landlord reasonably modify or add to the Rules and Regulations upon notice to Tenant. If the Rules and Regulations conflict with this Lease, the Lease shall govern.

        17.2 NOTICE. Notice to Landlord must be given to Landlord's Notice Addresses. Notice to Tenant must be given to Tenant's Notice Addresses. By notice to the other, either party may change its Notice Address. Each notice must be in writing and will be validly given if either: (a) the notice is personally delivered and receipt is acknowledged in writing; (b) the notice is delivered by private carrier (e.g., Federal Express) and receipt is acknowledged in writing. If the party to receive notice refuses to acknowledge its receipt in writing, then notice may be validly given by mailing the notice first-class, certified or registered mail, postage prepaid, and the notice will be deemed received by the party 2 business days after the notice's deposit in the U.S. Mail.

        17.3 RELOCATION. Landlord may relocate Tenant to other premises in the Building ("New Premises") upon not less than 30-days' notice.

        17.4 BUILDING NAME. Tenant shall not use the Building's name or image for any purpose, other than Tenant's address. Landlord may change the name of the Building without any obligation or liability to Tenant.

        17.5 ENTIRE AGREEMENT. This Lease is deemed integrated and contains all of each party's representations, waivers and obligations. The parties may only modify or amend this Lease in a writing that is fully executed and delivered by both parties.

        17.6 SUCCESSORS. Unless provided to the contrary elsewhere in this Lease, this Lease binds and inures to the benefit of each party's heirs, successors and permissible assignees.

        17.7 NO WAIVER. A party's waiver of a breach of this Lease will not be considered a waiver of any other breach. No custom or practice that develops between the parties will prevent either party from requiring strict performance of the terms of this Lease. No Lease provision or act of a party creates any relationship between the parties other than that of landlord and tenant.

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

        17.8 INDEPENDENT COVENANTS. The covenants of this Lease are independent. A court's declaration that any part of this Lease is invalid, void or illegal will not impair or invalidate the remaining parts of this Lease, which will remain in full force and effect.

        17.9 CAPTIONS. The use of captions, headings, boldface, italics or underlining is for convenience only, and will not affect the interpretation of this Lease.

        17.10 AUTHORITY. Individuals signing this Lease on behalf of either party represent and warrant that they are authorized to bind that party.

        17.11 APPLICABLE LAW/VENUE. THIS LEASE IS GOVERNED BY THE LAWS OF STATE OF TEXAS, REGARDLESS OF ITS CONFLICTS PROVISION OR CHOICE OF LAW RULES. IN ANY ACTION BROUGHT UNDER THIS LEASE, TENANT SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT AGREE THAT VENUE FOR ANY ACTION BROUGHT BY EITHER AGAINST THE OTHER IN CONNECTION WITH THIS LEASE SHALL LIE EXCLUSIVELY IN THE STATE OR FEDERAL COURTS SITTING IN HARRIS COUNTY, TEXAS.

        17.12 CONFIDENTIALITY. Tenant will not record this Lease or a memorandum of this Lease without Landlord's written consent. Tenant will keep the terms of this Lease confidential and, unless required by law, may not disclose the terms of this Lease to anyone other than Tenant's Affiliates to the extent necessary to Tenant's business.

        17.13 REASONABLENESS. Tenant's sole remedy for any claim against Landlord that Landlord has unreasonably withheld or unreasonably delayed any consent or approval shall be an action for injunctive or declaratory relief.

        17.14 TIME. Time of the essence as to all provisions in this Lease in which time is a factor.

        17.15 QUIET ENJOYMENT. So long as Tenant is not in Default, Tenant shall have the right to peacefully and quietly enjoy the Premises for the Term under the terms of this Lease.

        17.16 RIGHT TO ENTER PREMISES. Landlord may enter the Premises at any reasonable time to inspect the Premises, show the Premises to prospective lenders, purchasers or tenants, or perform Landlord's duties under this Lease.

        17.17 EXHIBITS. The exhibits attached to this Lease are incorporated herein. If any exhibit is inconsistent with the terms of this Lease, the provisions of this Lease will govern.

        17.18 LENDER APPROVAL. If a mortgagee of the Building has the right to consent to this Lease and fails to give such consent, Landlord shall have the right, at its sole option, to terminate and cancel this Lease. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, whereupon this Lease shall be deemed cancelled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder.

        17.19 DTPA WAIVER. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

        17.20 WAIVER OF TAX PROTEST. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.


                       [SIGNATURES TO IMMEDIATELY FOLLOW]

   HAVING READ AND INTENDING TO BE BOUND BY THE TERMS AND PROVISIONS THEREOF,
     LANDLORD AND TENANT HAVE EXECUTED THIS LEASE AS OF THE EXECUTION DATE.


BEHRINGER HARVARD EXCHANGE                  BEHRINGER HARVARD TIC
CONCEPTS LP, A TEXAS LIMITED                MANAGEMENT SERVICES LP, ON
PARTNERSHIP                                 BEHALF OF THE OWNERS OF
                                            TRAVIS TOWER, A TEXAS LIMITED
By:  Harvard Property Trust, LLC,           PARTNERSHIP
     its General Partner
                                            By:  Behringer Harvard TIC MS GP,
                                                 Inc., Its General Partner
     By: __________________________

     Name: ________________________              By: __________________________

     Title: _______________________              Name:_________________________

                                                 Title: _______________________






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